                                                                 EXHIBIT 10.21

                        SEPARATION AGREEMENT AND RELEASE

       This Separation Agreement and Release ("AGREEMENT") is entered into as of the 10th day of January, 2001 by and between Cysive, Inc. ("CYSIVE"), and Joseph Rymsza ("RYMSZA"), whose address is 11211 Elmview Place, Great Falls, VA 22066.

       WHEREAS, Rymsza has been employed by Cysive; and

       WHEREAS, Rymsza's employment with Cysive terminated, effective January 15, 2001; and

       WHEREAS, Rymsza and Cysive wish to resolve amicably all outstanding issues between them.

       NOW THEREFORE, in consideration of the mutual promises and releases contained herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

       1. TERMINATION. Rymsza's employment with Cysive terminated, effective January 19, 2001.


       2. SALARY AND BENEFITS. Upon execution of this Agreement, the parties agree as follows:


              a. On or after February 2, 2001, Cysive will provide Rymsza his final paycheck for services rendered up and through January 19, 2001.

              b. So long as Rymsza has submitted complete and accurate time records up through January 19, 2001, Cysive will provide Rymsza on or before February 2, 2001 with payment for accrued and unused vacation.

              c. Rymsza agrees to provide written instructions to Merrill Lynch on the disposition of Rymsza's funds, if any, held in a 401(k) account.

              d. Cysive shall continue to provide medical and dental health coverage of the type in existence prior to Rymsza's termination, such coverage to end on December 31, 2001.

              e. Following December 31, 2001, Rymsza shall be entitled to elect to continue, at his cost, coverage under the Cysive health plan, in accordance with the health care continuation coverage provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA").

       3. EQUIPMENT. Rymsza agrees to return any and all Cysive computer related equipment assigned to Rymsza, including without limitation, all laptops, servers, computers, docking stations, monitors, accessories and printers (the "COMPUTER EQUIPMENT") to Elaine Schincariol at 10780 Parkridge Blvd., Suite 400, Reston, Virginia 20191 in good working order on or before January 31, 2001. Rymsza further agrees to return to Cysive on or before January 19, 2001, all other Cysive personal property, including without limitation, all pagers, cell phones, palm pilots (or the like), calling cards and corporate credit cards (e.g., Diners Club).

       4. SEVERANCE. (a) Subject to the terms and conditions contained herein, Cysive shall provide Rymsza a severance payment equal to $137,388.45, less usual taxes and withholdings (the "PAYMENT"), which payment shall be made at a bi-weekly rate of $5,607.70, less usual taxes and withholdings, and shall be made with Cysive's regular payroll beginning with Cysive's February 2, 2001 salary disbursement and ending on Cysive's December 21, 2001 salary distribution, provided, however, that in the event Rymsza fails to return the Computer Equipment pursuant to SECTION 3, the Payment shall be reduced by $2,000.00 (the "COMPUTER DEPOSIT"). Cysive will pay the Computer Deposit promptly upon receipt of the Computer Equipment, in good working order, but in no event later than March 31, 2001

              (b) Notwithstanding the forfeiture requirements contained in the sixth sentence of SECTION 1(c) of Rymsza's employment agreement dated as of January 1, 2000 (the "EMPLOYMENT AGREEMENT"), Cysive agrees to distribute to Rymsza on or before February 2, 2001 the split dollar life insurance policy (the "SPLIT DOLLAR POLICY") and to release any and all security interests in the Split Dollar Policy created under that certain split dollar collateral assignment (the "SPLIT DOLLAR COLLATERAL ASSIGNMENT"). Additionally, on or before February 2, 2001, Cysive agrees to pay to Rymsza $18,839.80 which amount represents the estimated income taxes payable with respect to the Split Dollar Premium (the "INCOME TAX ADJUSTMENT"). Rymsza acknowledges that he is not entitled to the Payment, the Split Dollar Policy or the Income Tax Adjustment but for his execution of this Agreement and the release provision of SECTION 5 in particular. Except as set forth herein, Rymsza acknowledges that, after January 19, 2001, he is not entitled to any further compensation from Cysive pursuant to this Agreement, his employment or any other source.

       5. RELEASE. (a) Rymsza hereby releases, remises and discharges Cysive and each and every one of its former or current directors, officers, employees, members, agents, successors, predecessors, subsidiaries, assigns and attorneys of and from all actions, causes of action, claims or complaints (collectively, "CLAIMS"), known or unknown, in law or equity which Rymsza or his heirs, executors, administrators, assigns, agents, representatives or attorneys ever had or now has by reason of any matter, cause or thing whatsoever at any time up to and including the date of execution of this Agreement, including but not limited to any Claim for any alleged violation of any federal, state or local statutes, regulations or ordinances, including but not limited to the AGE DISCRIMINATION IN EMPLOYMENT ACT (29 U.S.C. SECTIONS 621 ET SEQ.), Title VII of the Civil Rights Acts of 1964, as amended (42 U.S.C. Sections 2000e et seq.), Sections 1981 through 1988 of Title 42 of the United States Code (42 U.S.C. Sections 1981-88), the Americans With Disabilities Act (42 U.S.C. Sections 12101 et seq.), the Fair Labor Standards Act (29 U.S.C. Sections 201 et seq.), the Family and Medical Leave Act (29 U.S.C. Sections 2601 et seq.), the Employee Retirement Income Security Act (other than any accrued benefit(s) to which Rymsza has a non-forfeitable right under any ERISA pension benefit plan), the California Fair Employment and Housing Act, the California Family Rights Act, the Virginia Human Rights Act, the Illinois Human Rights Act, any other applicable state law, and any amendments to any of the foregoing. Such release includes, but is not limited to, any claim Rymsza or his counsel may have, or had, for payment of attorney's fees or reimbursement of expenses. Furthermore, except as provided herein, Rymsza shall not pursue any such Claim in any court, agency, board, committee or forum whatsoever, and shall reimburse Cysive for all fees and expenses associated with Cysive's defense should Rymsza pursue such a Claim. However, this does not preclude Rymsza from exercising his right to apply for unemployment benefits.

              (b) Cysive hereby advises Rymsza to consult with an attorney prior to executing this Agreement.

       6. ARBITRATION. Except in the case where equitable relief is permitted, all disputes between Rymsza and Cysive or any of its current, former or future parents, subsidiaries or affiliates shall be submitted to final and binding arbitration. This arbitration shall take place in Fairfax County, Virginia, under the Employment Dispute Resolution Rules of the American Arbitration Association before an experienced employment arbitrator licensed to practice law in Virginia selected in accordance with those rules. The arbitrator may not modify or change this Agreement in any way. Each party shall pay for its own costs and expenses, including without limitation, attorneys' fees and costs. If any party prevails on a statutory claim which affords attorneys' fees and costs, the arbitrator may award reasonable attorneys fees and/or costs to the prevailing party. At the conclusion of the Arbitration the arbitrator shall issue a written award. Arbitration in this manner shall be the exclusive remedy for any dispute. Should Rymsza or Cysive attempt to resolve an dispute by any method other than arbitration pursuant to this Section, the responding party will be entitled to recover from the initiating party all damages, expenses, and attorneys' fees incurred as a result of the breach.

       7. CONFIDENTIALITY. Both parties shall keep confidential the terms and content of this Agreement, the fact of the execution of this Agreement and the circumstances leading to the execution of this Agreement, and shall not disclose them except as necessary to their respective accountants, attorneys, income tax preparers or similar professionals, each of whom shall be bound by this confidentiality requirement. Both parties will not make any statement or comment to any third party, including Cysive employees, that would disparage or derogate each other and/or any of Cysive's employees. The provisions of this paragraph are material terms of this Agreement.

       8. MISCELLANEOUS. (a) Rymsza acknowledges that he has read carefully this entire Agreement, including but not limited to the release provision of
Section 5 and affirms that he is executing this Agreement voluntarily and of his own free act and deed.

              (b) If any portion of this Agreement is void or deemed unenforceable for any reason, the unenforceable portion shall be deemed severed from the remaining portions of this Agreement which shall otherwise remain in full force and effect.

              (c) This Agreement is governed by the law of the Commonwealth of Virginia, without regards to its conflict of laws provisions.

              (d) This Agreement constitutes the entire agreement between the parties and supersedes any and all prior agreements or understandings. Notwithstanding the prior sentence, Rymsza's obligations of non-competition, non-disclosure and all other obligations as contained in his employment agreement remain in full force and effect and are incorporated by reference herein. This Agreement may be modified only in writing signed by both parties.

              (e) This Agreement does not, and shall not in any way be construed to, constitute an admission of wrongdoing or liability by either party.

       By signing this document, Rymsza agrees and understands that he is releasing unknown as well as known claims in exchange for the compensation set forth above.


                                    CYSIVE, INC.


                                    By: /s/ NELSON A. CARBONELL, JR.
                                       ---------------------------------------
                                             Nelson A. Carbonell, Jr.
                                             Chairman, President and
                                             Chief Executive Officer




                                    EMPLOYEE:

                                     /s/ JOSEPH RYMSZA
                                    ----------------------------------------
                                    JOSEPH RYMSZA
                                    DATE:   1/10/2001
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